Exhibit 99.1

NEWS RELEASE

Contact:

Tonya	Chin
Investor	Relations

(408) 934-4565

Genesis Microchip Reports Second Quarter Fiscal 2006 Earnings

GAAP Earnings Quadruple Sequentially on 40% TV Revenue Growth

SAN JOSE, Calif., October 20, 2005 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel monitors, TVs and other consumer display products, today announced its financial results for the second quarter of fiscal year 2006, which ended September 30, 2005.

•	Total revenues grew approximately 25% to a record $74.9 million, compared with $59.8 million for the quarter ended June 30, 2005;

•	Gross margins improved to 46.5%, compared with 43.7% in the prior quarter;

•	The Company’s net income prepared in accordance with generally accepted accounting principles, or GAAP, increased to $9.3 million, or $0.25 per diluted share, compared with net income of $2.1 million, or $0.06 per share in the prior quarter;

•	On a non-GAAP (1) basis, net income grew to $11.8 million, or $0.31 per diluted share, compared with $4.7 million, or $0.13 per diluted share in the prior quarter.

“During the September quarter, Genesis once again delivered strong performance in our revenues, gross margins, profitability and unit volumes,” said Elie Antoun, Genesis Microchip’s president and CEO. “Increasing demand for our Cortez, Hudson, and Oak products contributed to 54 percent sequential unit growth in our flat panel TV business, while continued strong acceptance of the Phoenix product family drove revenue and unit growth in our monitor business.

“Our design win momentum and recent product introductions of the Company’s new true 10-bit Plus Cortez Advanced TV controller and PurVIEW HD digital TV controller series are further evidence of our successful execution on key strategic and operational objectives,” concluded Antoun.

Other Operational Highlights

During the quarter, the Company announced flat-panel display design wins with TTE Corporation, KONKA Group and Gateway, Inc. Genesis also opened its newest office in Singapore, in close proximity to several worldwide OEMs including Dell, Philips, and TTE.

The Company recently introduced two new TV controllers. It announced and demonstrated its new PurVIEW HD series of Digital TV controllers at the CEATEC show in Japan. The PurVIEW HD Digital TV controller is a highly integrated, single-channel High Definition or dual channel Standard Definition unified memory MPEG2 decoder designed for Integrated Digital TVs in the ATSC, DVB and OpenCable (Digital Cable Ready) markets.

In addition, Genesis introduced Cortez Advanced, its newest addition to the Cortez family of products. The FLI8668 is already sampling with leading global TV manufacturers and offers true 10-bit Plus performance, 1080p and WUXGA flat panel support and is designed so that a single TV chassis supports worldwide video standards.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Financial Details

Flat-panel TV controller shipments reached a record 4.3 million units, an increase of 54% over the prior quarter. LCD monitor controller shipments also reached a record 11.4 million units, a 6% sequential increase over the previous quarter.

Gross margin percentage improved 280 basis points from the June quarter, due to an increase in sales of higher-margin TV products and lower product costs. TV revenues grew to 57% of total revenue during the quarter.

Cash and short-term investments grew $24.8 million to $159.4 million as a result of cash generated from operations and from the proceeds of stock option exercises.

The Company recorded a lower than anticipated tax provision primarily due to the increase in value of its Canadian dollar denominated tax attributes as a result of the continuing strength of the Canadian dollar.

Business Outlook

The following are the company’s financial targets for the quarter ending December 31, 2005:

•	Revenues to be in the range of $72 million to $77 million;

•	Gross margins to be in the range of 46% to 48%;

•	GAAP operating expenses to be in the range of $26 to $27.5 million. The Company expects that non-GAAP operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for the amortization of acquired intangibles and stock-based compensation, which are estimated to be $3.0 million;

•	The effective tax rate may continue to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits and other factors. The Company expects the longer-term effective tax rate to be approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2618. A replay of the conference call will be available through October 26, 2005, and it can be heard by dialing (719) 457-0820. The replay access code is: 4868835. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/webcast.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP net income and operating expenses differ from net income and operating expenses determined according to generally accepted accounting principles, or GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, as well as gain on the sale of investments and income tax adjustments. Genesis Microchip’s management presents these non-GAAP financial measures to allow investors to better evaluate ongoing business performance. Genesis Microchip’s management also uses these non-GAAP financial measures internally to monitor performance of the business. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, gross margins, operating expenses and effective tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the flat-panel TV and LCD monitor markets; seasonal consumer demand for flat-panel TVs and LCD monitors; customer inventory levels and order patterns; changes in expected product mix; wafer costs and other product fabrication costs; the Company’s ability to gain design wins with customers and ramp new designs into production volumes; U.S. Customs’ enforcement of the ITC Exclusion Order against display controllers that infringe Genesis Microchip’s U.S. Patent No. 5,739,867 and LCD monitors containing infringing parts; competitive pricing pressures; availability and pricing of other components for flat-panel TVs and LCD monitors; foreign exchange rate fluctuations, research and development tax credits and other factors that impact tax rates; and other risk factors set forth in the Company’s SEC reports, including but not limited to its reports on Form 10-K/A for the fiscal year ended March 31, 2005 and Form 10-Q for the quarter ended June 30, 2005. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products.

Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China, Singapore and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, PurVIEW HD, TrueLife, and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc. All other trademarks are the property of their respective owners.

Financial statements attached:

•	Consolidated Statements of Operations

•	Non-GAAP Consolidated Statements of Operations

•	GAAP to Non-GAAP Financial Reconciliations

•	Consolidated Balance Sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues	$74,854	$50,078	$134,679	$102,924
Cost of revenues	40,049	28,818	73,743	60,507

Gross profit	34,805	21,260	60,936	42,417

Gross profit %	46.5%	42.5%	45.2%	41.2%
Operating expenses:
Research and development (1)	10,776	9,289	20,867	18,151
Selling, general and administrative (1)	12,082	9,807	22,733	20,314
Amortization of acquired intangibles	2,654	2,654	5,308	5,308
Stock-based compensation	47	577	291	1,597

Total operating expenses	25,559	22,327	49,199	45,370

Income (loss) from operations	9,246	(1,067)	11,737	(2,953)
Interest income	1,067	407	1,977	719

Income (loss) before income taxes	10,313	(660)	13,714	(2,234)
Provision for (recovery of) income taxes	1,032	(346)	2,372	(631)

Net income (loss)	$9,281	$(314)	$11,342	$(1,603)

Net income (loss) per share:
Basic	$0.27	$(0.01)	$0.33	$(0.05)
Diluted	$0.25	$(0.01)	$0.31	$(0.05)

Weighted average number of common shares outstanding:
Basic	34,826	33,030	34,239	32,878
Diluted	37,534	33,030	36,413	32,878

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.6 million and $1.3 million for the quarters ended September 30, 2005 and September 30, 2004, respectively and $3.1 and $2.6 million for the six months ended September 30, 2005 and September 30, 2004, respectively.

GENESIS MICROCHIP INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues	$74,854	$50,078	$134,679	$102,924
Cost of revenues	40,049	28,818	73,743	60,507

Gross profit	34,805	21,260	60,936	42,417

Gross profit %	46.5%	42.5%	45.2%	41.2%
Operating expenses:
Research and development (1)	10,776	9,289	20,867	$18,151
Selling, general and administrative (1)	12,082	9,807	22,733	$20,314

Total operating expenses	22,858	19,096	43,600	38,465

Income from operations	11,947	2,164	17,336	3,952
Interest income	1,067	407	1,977	719

Income before income taxes	13,014	2,571	19,313	4,671
Provision for income taxes	1,221	514	2,796	934

Net income	$11,793	$2,057	$16,517	$3,737

Net income per share:
Basic	$0.34	$0.06	$0.48	$0.11
Diluted	$0.31	$0.06	$0.45	$0.11

Weighted average number of common shares outstanding:
Basic	34,826	33,030	34,239	32,878
Diluted	37,613	33,858	36,471	34,006

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.6 million and $1.3 million for the quarters ended September 30, 2005 and September 30, 2004, respectively and $3.1 and $2.6 million for the six months ended September 30, 2005 and September 30, 2004, respectively.

GENESIS MICROCHIP INC.

GAAP TO NON-GAAP RECONCILIATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended			Three months ended
	September 30, 2005 GAAP	Reconciling Items	September 30, 2005 Non-GAAP	September 30, 2004 GAAP	Reconciling Items	September 30, 2004 Non-GAAP
Revenues	$74,854	$—	$74,854	$50,078	$—	$50,078
Cost of revenues	40,049	—	40,049	28,818	—	28,818

Gross profit	34,805	—	34,805	21,260	—	21,260

Gross profit %	46.5%		46.5%	42.5%		42.5%
Operating expenses:
Research and development (1)	10,776	—	10,776	9,289	—	9,289
Selling, general and administrative (1)	12,082	—	12,082	9,807	—	9,807
Amortization of acquired intangibles	2,654	(2,654)	—	2,654	(2,654)	—
Stock-based compensation	47	(47)	—	577	(577)	—

Total operating expenses	25,559	(2,701)	22,858	22,327	(3,231)	19,096

Income (loss) from operations	9,246	2,701	11,947	(1,067)	3,231	2,164
Interest income	1,067	—	1,067	407	—	407

Income (loss) before income taxes	10,313	2,701	13,014	(660)	3,231	2,571
Provision for (recovery of) income taxes	1,032	189	1,221	(346)	860	514

Net income (loss)	$9,281	$2,512	$11,793	$(314)	$2,371	$2,057

Net income (loss) per share:
Basic	$0.27		$0.34	$(0.01)		$0.06
Diluted	$0.25		$0.31	$(0.01)		$0.06

Weighted average number of common shares outstanding:
Basic	34,826		34,826	33,030		33,030
Diluted	37,534		37,613	33,030		33,858

Note: This press release includes Non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to Non-GAAP results is provided in the table above. As shown in the table, for the three months ended September 30, 2005 and 2004, Non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use Non-GAAP operating results to evaluate our operating performance and believe that assessment of Non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.6 million and $1.3 million for the quarters ended September 30, 2005 and 2004, respectively.

GENESIS MICROCHIP INC.

GAAP TO NON-GAAP RECONCILIATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Six months ended			Six months ended
	September 30, 2005 GAAP	Reconciling Items	September 30, 2005 Non-GAAP	September 30, 2004 GAAP	Reconciling Items	September 30, 2004 Non-GAAP
Revenues	$134,679	$—	$134,679	$102,924	$—	$102,924
Cost of revenues	73,743	—	73,743	60,507	—	60,507

Gross profit	60,936	—	60,936	42,417	—	42,417

Gross profit %	45.2%		45.2%	41.2%		41.2%
Operating expenses:
Research and development (1)	20,867	—	20,867	18,151	—	18,151
Selling, general and administrative (1)	22,733	—	22,733	20,314	—	20,314
Amortization of acquired intangibles	5,308	(5,308)	—	5,308	(5,308)	—
Stock-based compensation	291	(291)	—	1,597	(1,597)	—

Total operating expenses	49,199	(5,599)	43,600	45,370	(6,905)	38,465

Income (loss) from operations	11,737	5,599	17,336	(2,953)	6,905	3,952
Interest income	1,977	—	1,977	719	—	719

Income (loss) before income taxes	13,714	5,599	19,313	(2,234)	6,905	4,671
Provision for (recovery of) income taxes	2,372	424	2,796	(631)	1,565	934

Net income (loss)	$11,342	$5,175	$16,517	$(1,603)	$5,340	$3,737

Net income (loss) per share:
Basic	$0.33		$0.48	$(0.05)		$0.11
Diluted	$0.31		$0.45	$(0.05)		$0.11

Weighted average number of common shares outstanding:
Basic	34,239		34,239	32,878		32,878
Diluted	36,413		36,471	32,878		34,006

Note: This press release includes Non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to Non-GAAP results is provided in the table above. As shown in the table, for the six months ended September 30, 2005 and 2004, Non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use Non-GAAP operating results to evaluate our operating performance and believe that assessment of Non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $3.1 million and $2.6 million for the six months ended September 2005 and 2004, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands of dollars)

(unaudited)

	September 30, 2005	March 31, 2005
ASSETS

Current assets:
Cash and short-term investments	$159,370	$129,757
Accounts receivable, trade	39,914	30,310
Inventory	29,432	17,557
Other	5,735	5,583

Total current assets	234,451	183,207
Capital assets	15,636	15,987
Acquired intangibles	12,139	17,265
Goodwill	181,981	181,981
Deferred income taxes	13,113	14,056
Other	4,402	3,796

Total assets	$461,722	$416,292

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,958	$12,044
Accrued liabilities	17,338	11,634
Income taxes payable	1,789	3,118

Total current liabilities	37,085	26,796

Stockholders’ equity:
Capital stock	428,923	405,356
Cumulative other comprehensive loss	(94)	(94)
Stock-based compensation	—	(232)
Deficit	(4,192)	(15,534)

Total stockholders’ equity	424,637	389,496

Total liabilities and stockholders’ equity	$461,722	$416,292